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                                                                   EXHIBIT 10.12

                             MICROSOFT CORPORATION
                             SPONSORSHIP AGREEMENT


This Sponsorship Agreement ("AGREEMENT") in entered into by and between Microsoft Corporation, a Washington corporation ("MICROSOFT"), and garage.com, a California Corporation ("GC") to be effective as of January 19, 1999 ("EFFECTIVE DATE").

                                    RECITALS

GC is an Internet based business that facilitates business relationships between technology entrepreneurs and potential technology investors. One of the primary methods by which GC offers its services is through its web site, currently located at http://www.garage.com ("GC WEB SITE"). Pursuant to the terms of this Agreement, GC desires to engage Microsoft as a founding sponsor of GC and the GC Web Site and offer the corresponding promotional consideration to Microsoft as described below. In consideration thereof, Microsoft is willing to provide GC the financial and promotional consideration described more fully below.

Now, therefore, in consideration of the covenants and conditions set forth below, the adequacy of which is hereby acknowledged, the parties agree as follows:


                                   AGREEMENT

1.    TERM AND TERMINATION

      1.1. Term. This Agreement shall commence as the Effective Date and shall expire on December 31, 2001, unless earlier terminated as provided in this Section 1.

      1.2. Termination for Convenience. Within forty five (45) days of January 1, 2000 or January 1, 2001, Microsoft may terminate this Agreement without cause upon written notice to GC.

      1.3. Termination By Either Party For Cause. Either party may suspend performance and/or terminate this Agreement immediately upon written notice at any time if the other party is in material breach of this Agreement and fails to cure that breach within thirty (30) days after written notice thereof.



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2.  SPONSORSHIP PAYMENTS

    2.1 During the term of this Agreement, Microsoft shall make sponsorship payments to GC as follows:

                      PAYMENT                  DATE
                      -------                  ----
                         *           Thirty (30) days after the
                                           Effective Date

                         *                 July 15, 1999

                         *               January 15, 2000

                         *                 July 15, 2000

                         *               January 15, 2001

                         *                 July 15, 2001

    2.2 GC shall submit invoices to Microsoft as payments become due hereunder. Microsoft shall pay all invoices properly submitted pursuant to this
        Section 2 within thirty (30) days after Microsoft's receipt of the same.

3.  MICROSOFT AS FOUNDING SPONSOR

    GC will promote and allow microsoft to participate in all GC-sponsored events in a manner no less favorable than GC promotes and/or allows any other Founding Sponsor (defined below) to participate in such events. For the purposes of this Agreement, "FOUNDING SPONSORS" means the following original founding sponsors of the GC Web Site: PricewaterhouseCoopers, Silicon Valley Bank, ABD Insurance, Venture Law Group, Heidrick & Struggles, Credit Suisee First Boston, and Advanced Technology Ventures. If such events require fees to be paid, Microsoft shall be required to pay such fees if it desires the promotion and participation opportunity offered by the event, provided that the fees charged to Microsoft shall be no greater than the fees charged to any other Founding Sponsor for the same level of sponsorship. If Microsoft desires to become a premium, major, or lead sponsor of any event that senior sponsorship level may have greater fees associated with it, provided that such fees shall be no greater than the fees charged to any other Founding Sponsor for the same level of sponsorship. The parties agree to discuss opportunities for Microsoft to pay such fees "in kind" as the parties agree is appropriate.

MICROSOFT CONFIDENTIAL                                                  Page 2

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and have been filed separately with the SEC.

4.   SOFTWARE DEVELOPERS FORUM

     4.1 On the GC Web Site, GC shall develop a "Software Developers Forum" or "Developers Forum" ("DEVELOPERS FORUM") substantially similar to the "Accounting, Tax and Consulting", "Commercial Banking", "Insurance", "Law", "Venture Capital", and "Soapbox" forums currently present on the GC Web Site. GC shall develop the Developers Forum in such a manner so that, like these other forums, the Developers Forum shall contain short articles, questions and answers, mailing lists supplied by the applicable Founding Sponsor, as well as the same functionality allowing the Founding Sponsor to interact and respond with visitors to the Developers Forum. GC shall consider in good faith any input from Microsoft on the structure and design of the Developers Forum.

     4.2 During the term of this Agreement, GC shall promote Microsoft as the Founding Sponsor for the Developers Forum in a manner no less favorable than GC promotes the Founding Sponsors of the other forums on the GC Web Site. Such promotion shall include, without limitation,
          (i) the attribution of Microsoft as the Founding Sponsor for the forum wherever sponsors of the forums are mentioned; (ii) the display of a Microsoft-supplied logo on the entry page of the GC Web Site for the forums (within 20 business days of the Effective Date located at http://www.garage.com/forums); (iii) the inclusion in the Developers Forum of Microsoft-supplied articles and content relating to software development and business relationships with Microsoft; (iv) allowing Microsoft to receive and respond to questions submitted by visitors to the Developers Forum through the functionality by the GC Web Site; and
          (v) including hyperlinks within the GC Web Site to Microsoft-designated URLs in a manner similar to the hyperlinks to other Founding Sponsors of GC Web Site forums.

     4.3 GC shall be entitled to designate other secondary sponsors of the Developers Forum, provided that no other sponsor shall be promoted or entitled to benefits equal to or more favorable than those provided to Microsoft as the Founding Sponsor. Any secondary sponsors may also provide similar content in the Developers Forum.

5.   ADDITIONAL EVENT

     Microsoft and GC agree that representatives of Microsoft's Silicon Valley, or Boston, after it is established, Developer Centers and GC shall discuss in good faith the possibility of jointly sponsoring an additional entrepreneur software conference to be held within twelve (12) months of the Effective Date. The parties' roles, rights, and responsibilities for the additional conference shall be as agreed by the parties. Notwithstanding anything to the contrary, neither party shall have any obligations



MICROSOFT CONFIDENTIAL                                                    Page 3
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     with regard to this additional conference (other than the obligation to discuss the possibility of such an additional conference) unless and until the parties agree in writing upon their specific roles, rights, and responsibilities for the conference.

6.   GC PRESENCE AT MICROSOFT DEVELOPER CENTERS

     At GC's request, Microsoft shall allow GC to promote its services at Microsoft's existing developer centers in Silicon Valley, the developer center in Boston after it is established, and other mutually agreed upon Microsoft developer centers. Such promotion may consist of (i) on site signage that indicates the parties' relationship and/or Microsoft's sponsorship of GC; (ii) the display of copies of GC-supplied promotional and collateral materials; and (iii) reasonable mentions in Microsoft's marketing and communications materials sent out by the applicable developer center when such materials mention their other major alliance partners. The size, placement, and content of all such promotion, however, shall be mutually agreed upon by the parties.

7.   DEVELOPER CENTER SLOTS/MSDN MEMBERSHIPS

     7.1 Microsoft shall provide GC with a schedule of selected classes, labs, workshops, and briefings offered by Microsoft's Developer Centers. At GC's request, Microsoft shall reserve a single space for a GC-selected entrepreneur company at each of these events.

     7.2 During the first year of this Agreement, Microsoft will provide up to ten (10) GC-selected companies with complementary, one-year memberships to Microsoft's MSDN Universal Program, subject to the standard terms and conditions for participation in this program. In future years of this Agreement, Microsoft shall provide additional complementary, one-year memberships to Microsoft's MSDN Universal Program to GC-selected companies provided (i) the parties agree upon a specific number of complementary memberships to be offered, (ii) the parties agree upon a value for each of the complementary memberships provided by Microsoft, and (iii) Microsoft's payment obligations hereunder to GC during such year is reduced by the total value of all of the complementary memberships provided by Microsoft during such year (i.e., the agreed upon quantity multiplied by the agreed upon value).

8.   GUY KAWASAKI ADVISOR

     Guy Kawasaki of GC shall act as an advisor to Microsoft's Silicon Valley Developer Center. As an advisor he shall (i) attend quarterly meetings for the group of advisors for Microsoft's Silicon Valley Developer Center except that if such meetings conflict


MICROSOFT CONFIDENTIAL                                                   Page 4
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     with his previously scheduled travel plans, GC shall send another GC executive, reasonably acceptable to Microsoft and (ii) provide information and advice from time-to-time as reasonably requested by Microsoft's Silicon Valley Developer Center.

9.   WEB LINKS

     As agreed by the parties, Microsoft and GC shall endeavor to include mutually acceptable hyperlinks between the GC Web Site and web sides for Microsoft's Developer Centers. In addition, all logos supplied for display on the parties' web sites shall, at the supplying party's request, contain a hyperlink to a web site designated by the supplying party.

10.  MSDN FEATURE ARTICLE

     Microsoft shall include a GC-supplied feature article or description of GC and/or GC's services at least five (5) days per year on or linked to the home page of Microsoft's Developer Network web site (currently located at http://msdn.microsoft.com). The content for the article shall be mutually agreed upon by the parties, but shall generally be consistent with other feature articles contained within Microsoft's Developer Network web site. Once near the beginning of the article or description, the full GC URL will be shown and hyperlinked to that URL.

11.  LOGOS

     As each party deems appropriate, each party shall supply the other with logos to be displayed on the other party's web site, subject to the provisions of Section 9 and any usage guidelines or terms and conditions provided in connection with the logos.

12.  PRESS RELEASES

     The parties anticipate releasing one or more press releases, separately or jointly relating to the collaboration described in this Agreement. Each party agrees to obtain the other's prior written approval of any press releases relating to the collaboration described in this Agreement, with such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, each party shall be allowed to identify Microsoft as a founding sponsor of GC without obtaining the other side's permission.


13.  COMMUNICATIONS AND BRIEFINGS

     Periodically, Microsoft representatives shall provide GC executives with a presentation on Microsoft-selected selected issues relating to then-current Microsoft technical and business plans. GC recognizes, however, that Microsoft shall select the



MICROSOFT CONFIDENTIAL                                                    Page 5
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     information to be described in these briefings and that such information will not cover all of Microsoft's technical and business plans.

14.  SPEAKERS

     As mutually agreed by the parties, (i) GC shall provide Guy Kawasaki to speak at selected Microsoft events and (ii) Microsoft shall provide Microsoft-selected Microsoft executives to speak at selected GC events.

15.  LIAISONS

     Microsoft and GC shall each designate representatives to act as liaisons to facilitate the exchange of information and referrals of start up businesses to each other as the parties individually deem appropriate. For example, the liaisons may facilitate introductions between appropriate Microsoft product and/or business development groups and premier start up companies that are members of GC. Notwithstanding anything to the contrary, neither party shall be required exchange specific information or referrals hereunder; rather, the intent of this Section is to create a mechanism to facilitate the exchange of information and referrals in the event that the parties determine, in their sole discretion, that such exchange and referrals are appropriate. In addition the Microsoft liaison shall, upon request, provide information to GC and selected GC represented developers on available developer support resources offered by Microsoft.

16.  CONFIDENTIALITY

     16.1 As used in this Section 16, "CONFIDENTIAL INFORMATION" means nonpublic information that a party designates as being confidential or which, under the circumstances surrounding disclosure, ought to be treated as confidential. "Confidential Information" includes, without limitation, the terms and conditions of this Agreement, information relating to released or unreleased software or hardware products, the marketing or promotion of any product, business policies or practices, the pricing, payment and other provisions of the Agreement between the parties, and information received from others that either party is obligated to treat as confidential. "Confidential Information" shall not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party;
           (ii) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction;
           (iii) is independently developed or learned by the receiving party;
           (iv) is lawfully obtained from a third party that has the right to make such disclosure; or (v) is

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             made generally available by the disclosing party without
             restriction on disclosure.

     16.2. Each party shall use its best efforts to protect the other's Confidential Information from unauthorized dissemination and shall use, at a minimum, the same degree of care that such party uses to protect its own like information. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party. Except as expressly provided in this Agreement, no ownership or license rights are granted in any Confidential Information.

     16.3. The parties' obligations of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

17.  GENERAL

     17.1. Notices. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, or transmitted by facsimile with machine-generated confirmation of transmission and addressed as follows:


MICROSOFT CONFIDENTIAL                                                    Page 7
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
                To GC:                          To Microsoft:

                Garage.com                      Microsoft Corporation - Larry Cohen
                420 Florence Avenue, Suite 300  One Microsoft Way
                Palo Alto, CA 94301             Redmond, WA 98052-6399
                Attn: Bill Joos                 Attn: TERRY HANOLD
                Phone: (650) 470-0950           Phone: (425) 936-9072
                Fax:   (650) 470-0940           Fax:   (425) 936-7329

                                                Copy to: Law & Corporate Affairs
                                                Fax:     (425) 936-7409

                or to such other address as a party may designate pursuant to this notice provision.

        17.2. No Partnership. GC and Microsoft are independent contracting parties. Nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties.

        17.3. Governing Law. This Agreement shall be construed and controlled by the laws of the State of Washington, and GC consents to exclusive jurisdiction and venue in the federal courts sitting in King County, Washington, unless no federal subject matter jurisdiction exists, in which case GC consents to exclusive jurisdiction and venue in the Superior Court of King County, Washington. GC waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on either party in the manner authorized by applicable law or court.

        17.4. Assignment. This Agreement shall be binding upon and inure to the benefit of each party's respective successors and lawful assigns; provided, however, that GC may not assign (by operation or law or otherwise) this Agreement, in whole or in part, without the prior written approval of Microsoft. For purposes of the foregoing, an assignment shall be deemed to include, without limitation, a merger of GC with another party, whether or not GC is the surviving entity, or the acquisition of direct or indirect control of management through one or a series of transactions. Any attempted assignment by GC in violation of this Section shall be void and shall entitle Microsoft to terminate this Agreement immediately upon written notice to GC.

        17.5. NO CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR

MICROSOFT CONFIDENTIAL                                                    Page 8
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       CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, DAMAGES
       FOR LOSS OF PROFITS OR OTHER INFORMATION, FOR FAILURE TO MEET ANY DUTY INCLUDING OF GOOD FAITH OR OF REASONABLE CARE, FOR NEGLIGENCE, AND FOR ANY OTHER PECUNIARY OR OTHER LOSS WHATSOEVER) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IN THE EVENT OF THE FAULT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF CONTRACT OR BREACH
       OF WARRANTY OF EITHER PARTY TO THIS AGREEMENT, AND EVEN IF SUCH PARTY
       HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


17.6 Construction. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

17.7 Entire Agreement. This Agreement does not constitute an offer by Microsoft and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of GC and Microsoft by their respective authorized representatives.



MICROSOFT CONFIDENTIAL                                                    Page 9

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


MICROSOFT CORPORATION                        GARAGE.COM

/s/ LARRY COHEN                              /s/ BILL JOOS
-------------------------------              -------------------------------
By                                           By

Larry Cohen                                  Bill Joos
-------------------------------              -------------------------------
Name (print)                                 Name (print)


GM Silicon Valley DRG                        VP
-------------------------------              -------------------------------
Title                                        Title






MICROSOFT CONFIDENTIAL                                                   Page 10